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PDL BioPharma Acquires Portfolio of Diabetes Royalty Rights and Milestones from Depomed
INCLINE VILLAGE, Nev., October 21, 2013, PDL BioPharma, Inc. (PDL) (NASDAQ: PDLI) announced today that it has acquired the rights to receive royalties and milestones payable on sales of Type 2 diabetes products licensed by Depomed (NASDAQ: DEPO) in exchange for a $240.5 million cash payment. PDL will receive all royalty and milestone payments due under the agreements until it has received payments equal to two times the cash payment made to Depomed, after which all payments received will be shared evenly between PDL and Depomed.

The rights acquired include Depomed’s royalty and milestone payments accruing from and after October 1, 2013: (a) from Santarus with respect to sales of Glumetza® (metformin HCL extended-release tablets) in the United States; (b) from Merck with respect to sales of Janumet® XR (sitagliptin and metformin HCL extended-release); (c) from Janssen Pharmaceutica with respect to potential future development milestones and sales of its investigational fixed-dose combination of Invokana® (canagliflozin) and extended-release metformin; (d) from Boehringer Ingelheim with respect to potential future development milestones and sales of the investigational fixed-dose combinations of drugs and extended-release metformin subject to Depomed’s license agreement with Boehringer Ingelheim; and (e) from LG Life Sciences and Valeant Pharmaceuticals for sales of extended-release metformin in Korea and Canada, respectively.

The most recent American Diabetes Association, NIH and CDC estimates are that 8.3 percent of the US population has diabetes and 1.9 million new diagnoses occur per year in people aged 20 years and older.i “The acquisition of Depomed’s diabetes royalty rights is a significant addition to our income generating assets,” said John McLaughlin, chief executive officer of PDL BioPharma. “This acquisition allows PDL to participate in a potentially lengthy, diversified stream of royalties on products in different classes across the diabetes area. Our goal is to be the financial partner of choice to leading life science companies and other institutions seeking to access non-dilutive capital by monetizing their royalty assets, and we are actively looking to expand our portfolio."

Glumetza, a once-daily extended release metformin product approved for the treatment for adults with type 2 diabetes, is licensed by Depomed to Santarus, Inc. in the United States. For the year ended 2012, Depomed reported royalty revenues of $42.8 million based upon net sales of Glumetza by Santarus. PDL will receive Depomed’s royalties on net sales of Glumetza of 32 percent for the remainder of 2013 and full year 2014, and 34.5 percent in 2015 and beyond. In the event of generic entry of a Glumetza product in the United States, PDL will share proceeds equally with Santarus based on a gross margin split. In addition to Glumetza royalties due from Santarus, PDL will receive Depomed’s royalties due from Valeant Pharmaceuticals for sales in Canada and from LG Life Sciences for sales in Korea.

Janumet XR is Merck's fixed-dose combination product for type 2 diabetes containing sitagliptin, an extended release metformin that was approved by the FDA in February 2012. Depomed granted Merck a license as well as other rights to certain of its patents directed to metformin extended release technology for Janumet XR. PDL will receive Depomed’s very low single digit royalty on Merck's net sales of Janumet XR in the United States and other licensed territories through the expiration of the licensed patents pursuant to Depomed’s license arrangement with Merck.

PDL also acquired certain rights to royalties and milestones on products currently in development by Boehringer Ingelheim and Janssen Pharmaceutica. Boehringer Ingelheim has worldwide rights to Depomed’s Acuform® delivery technology for the development and commercialization of certain fixed dose combination products which include extended release metformin and proprietary Boehringer Ingelheim compounds currently in development for type 2 diabetes. Subject to clinical development and product approval, PDL may receive Depomed’s milestone payments based on regulatory filings and approval events, as well as royalties on worldwide net sales of products sold by Boehringer Ingelheim. Janssen Pharmaceutica has worldwide rights to Acuform delivery technology for the development and commercialization of a fixed dose combination formulation of Janssen's type 2 diabetes product candidate, Invokana (canagliflozin), a Sodium Glucose Transport 2 (SGLT2) inhibitor, and extended-release metformin. Subject to clinical development and product approval, PDL may receive Depomed’s milestone payments and royalties on worldwide net sales of products sold by Janssen under the Depomed license.

About PDL BioPharma

PDL BioPharma manages a portfolio of patents and royalty assets, consisting primarily of its Queen et al. antibody humanization patents and license agreements with various biotechnology and pharmaceutical companies. PDL pioneered the humanization of monoclonal antibodies and, by doing so, enabled the discovery of a new generation of targeted treatments for cancer and immunologic diseases for which it receives significant royalty revenue. PDL is currently focused on intellectual property asset management, investing in new income generating assets, and maximizing value for its shareholders.

The company was formerly known as Protein Design Labs, Inc. and changed its name to PDL BioPharma, Inc. in 2006. PDL was founded in 1986 and is headquartered in Incline Village, Nevada.

In 2011, PDL initiated a strategy to bring in new income generating assets from the healthcare sector. To accomplish this goal, PDL seeks to provide non-dilutive growth capital and financing solutions to late stage public and private healthcare companies and offers immediate financial monetization of royalty streams to companies, academic institutions, and inventors. PDL successfully executed on this strategy by deploying over $125 million in 2012 and continues to pursue this strategic initiative. PDL is focused on the quality of the income generating assets and potential returns on investment.

For more information, please visit www.pdl.com.

Cautionary Statements Concerning Forward-Looking Statements
This Press Release contains "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or predictions of future conditions, events or results based on various assumptions and management's estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", "projects", "forecasts", "may", "should", variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements regarding product development, product potential or financial performance. The forward-looking statements are subject to risks and uncertainties, which may cause results to differ materially from those set forth in the statements. Forward-looking statements in this release should be evaluated together with the many uncertainties that affect the business of each of Depomed and PDL and their markets, particularly those discussed in the risk factors and cautionary statements in filings made by PDL with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made, and PDL assumes no responsibility to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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i http://www.diabetes.org/diabetes-basics/diabetes-statistics/